Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Washington Post Company (the “Company”) on Form 10-Q for the period ending September 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John B. Morse, Jr., Vice President-Finance, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John B. Morse, Jr.

John B. Morse, Jr.
Vice President-Finance,
    Chief Financial Officer
November 12, 2002